UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 15, 2001

                                  COVANCE INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


         Delaware                        1-12213                 22-3265977
-----------------------------    ------------------------    ----------------
(State or other jurisdiction)    (Commission File Number)    (I.R.S. Employer
     of incorporation)                                      Identification No.)

210 Carnegie Center, Princeton, New Jersey                       08540
------------------------------------------                     ----------
 (Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (609) 452-4440

                                       N/A
         (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

On June 15, 2001, Covance Inc announced that it had completed the sale of its biomanufacturing unit, Covance Biotechnology Services Inc., to Akzo Nobel's pharma business unit Diosynth. The sale was valued at approximately $190 million, which included the assumption of debt (both on and off balance sheet) of approximately $60 million, and other liabilities of approximately $30 million, and resulted in net cash proceeds (after fees and other transaction related expenses) to Covance of approximately $95 million which were used to repay debt. The sale was consummated pursuant to a Stock Purchase Agreement dated April 23, 2001.

Item 7.  Financial Statements and Exhibits.

         (a)      Financial statements of business acquired

                  Not applicable

         (b)      Pro forma financial information

                  Covance shall file pro forma financial information relating to the disposition by amendment to this Current Report no later than 60 days following the filing of this Current Report.

         (c)      Exhibits

                  99.1   Press Release issued by Covance Inc. on June 15, 2001


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      COVANCE INC.



Date:  June 26, 2001                  /s/ WILLIAM E. KLITGAARD
                                      --------------------------------------
                                      Name:  William E. Klitgaard
                                      Title: Corporate Senior Vice President
                                             and Chief Financial Officer


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

Exhibit Index


Exhibit No.                         Description
-----------                         -----------

99.1                                Press release issued by Covance Inc. on
                                    June 15, 2001


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